Exhibit 99.1

Yum China Reports Second Quarter 2025 Results

Operating Profit Increased 14% YoY; OP Margin Expanded 100 Basis Points to 10.9%, a Second-Quarter Record High

Same-Store Sales Growth Turned Positive, Driven by 10th Consecutive Quarter of Same-Store Transaction Growth

Diluted EPS Up 5%, or 15% Excluding Mark-to-Market and F/X Impact

Shanghai, China (August 5, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the second quarter ended June 30, 2025.

Second Quarter Highlights

•
Total system sales grew 4% year over year (“YoY”), excluding foreign currency translation (“F/X”). The growth sequentially improved from the first quarter and was primarily attributable to 4% of net new unit contribution and 1% same-store sales growth.
•
Same-store sales growth turned positive at 1%. Same-store transactions grew 2% YoY, the tenth consecutive quarter of growth.
•
Total revenues increased 4% YoY to $2.8 billion, also a 4% increase excluding F/X.
•
The Company opened 336 net new stores in the quarter, with 89 net new stores opened by franchisees, accounting for 26%.
•
Total store count reached 16,978 as of June 30, 2025, including 12,238 KFC stores and 3,864 Pizza Hut stores.
•
Operating profit grew 14% YoY to $304 million, a second-quarter record high. Core operating profit grew 14% YoY.
•
OP margin was 10.9%, an increase of 100 basis points YoY and also record high for the second quarter, supported by restaurant margin expansion and G&A savings.
•
Restaurant margin was 16.1%, an increase of 60 basis points YoY, driven primarily by savings in Food and Paper cost and Occupancy and Other Operating expenses.
•
Diluted EPS increased 5% YoY to $0.58, another second-quarter record-high, also a 5% increase excluding F/X. Excluding the negative impact of $0.04 from the mark-to-market equity investments in the 2025 and 2024 second quarters and F/X, Diluted EPS increased 15% YoY.
•
Returned $274 million to shareholders in the second quarter through $184 million in share repurchases and $90 million in cash dividends.
•
Delivery sales grew 22% YoY. Delivery contributed approximately 45% of total Company sales.
•
Digital sales reached $2.4 billion, with digital ordering accounting for approximately 94% of total Company sales.
•
Total membership of KFC and Pizza Hut was approximately 560 million, up 13% versus the prior year. Member sales accounted for approximately 64% of KFC and Pizza Hut’s system sales in aggregate.

CEO Comments

Joey Wat, CEO of Yum China, commented, “I am pleased to announce that we achieved solid results in the second quarter. We turned same-store sales growth positive while expanding our store portfolio to nearly 17,000 locations. We delivered double-digit growth in operating profit and substantially expanded our margins. KFC stayed resilient and Pizza Hut sustained its momentum. Our dual focus on innovation and operational efficiency enabled us to deliver compelling value and experiences to our customers. We sparked cravings with innovative and great-tasting food, including the Crazy Spicy Zinger at KFC and the upgraded hand-crafted thin-crust pizza at Pizza Hut. In addition to great value for money, our meal sets with IP-themed toys brought emotional value to our customers and helped us set a new 2025 daily sales record on Children’s Day.”

Wat continued, “We are always exploring ways to broaden our addressable market. KFC has expanded KCOFFEE cafes to over 1,300 locations, leveraging KFC’s store space, various in-store resources and membership. Pizza Hut’s new menu has widened our price ranges, reaching previously underserved customer segments and contributing to double-digit same-store transactions growth for the quarter. At the same time, we are reinforcing our strategic moat via our membership programs and Super Apps, and enhancing the in-store experience, while capturing additional traffic on delivery platforms. We are also fortifying our end-to-end digitalization to streamline operations and elevate our customer experience. With the strength of our brands and our strategies, we are confident in delivering sustainable, long-term value for our shareholders.”

Key Financial Results

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
System Sales Growth (1) (%)	4	4	NM	NM	3	5	NM	NM
Same-Store Sales Growth (1) (%)	1	(4)	NM	NM	Even	(3)	NM	NM
Operating Profit ($mn)	304	266	+14	+14	703	640	+10	+11
Adjusted Operating Profit (2) ($mn)	304	266	+14	+14	703	640	+10	+11
Core Operating Profit (2) (3) ($mn)	303	266	NM	+14	708	640	NM	+11
OP Margin (4) (%)	10.9	9.9	+1.0	+1.0	12.2	11.4	+0.8	+0.8
Core OP Margin (2) (5) (%)	10.9	9.9	NM	+1.0	12.2	11.4	NM	+0.8
Net Income ($mn)	215	212	+1	+1	507	499	+1	+2
Adjusted Net Income (2) ($mn)	215	212	+1	+1	507	499	+1	+2
Diluted Earnings Per Common Share ($)	0.58	0.55	+5	+5	1.35	1.26	+7	+8
Adjusted Diluted Earnings Per Common Share (2) ($)	0.58	0.55	+5	+5	1.35	1.26	+7	+8

1 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

2 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

3 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

4 OP margin refers to operating profit as a percentage of total revenues.

5 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return a total of $3 billion to shareholders in 2025 through 2026, in addition to the $1.5 billion delivered to shareholders in 2024. The average annual amount of capital return over the three years is around 9% of our market capitalization as of August 4, 2025.
•
In the first half of 2025, the Company returned $536 million in capital to shareholders through $356 million in share repurchases and $180 million in cash dividends. Including the previously announced $510 million share repurchase agreements for the second half of 2025 and assuming a quarterly dividend of $0.24 per share, the Company expects the total return of capital for 2025 to be at least $1.2 billion.
•
As of June 30, 2025, approximately $936 million remained available for future share repurchases under the current authorization program.
•
The Board declared a cash dividend of $0.24 per share on Yum China’s common stock, payable on September 23, 2025 to shareholders of record as of the close of business on September 2, 2025.

KFC

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	12,238	10,931	+12	NM	12,238	10,931	+12	NM
System Sales Growth (%)	5	5	NM	NM	4	6	NM	NM
Same-Store Sales Growth (%)	1	(3)	NM	NM	Even	(3)	NM	NM
Total Revenues ($mn)	2,096	2,014	+4	+4	4,342	4,244	+2	+3
Operating Profit ($mn)	292	264	+11	+10	678	636	+6	+7
Core Operating Profit ($mn)	291	264	NM	+10	682	636	NM	+7
OP Margin (%)	14.0	13.1	+0.9	+0.9	15.6	15.0	+0.6	+0.6
Restaurant Margin (%)	16.9	16.2	+0.7	+0.7	18.4	17.8	+0.6	+0.6
•
System sales for KFC grew 5% YoY. Same-store sales increased 1% YoY, with flat same-store transactions. Ticket average was 1% higher YoY, driven mainly by increased delivery mix.
•
Delivery sales grew 25% YoY, contributing approximately 45% of KFC’s Company sales.

•
KFC opened 295 net new stores during the quarter, with 119 net new stores opened by franchisees, accounting for 40%. Total store count reached 12,238 as of June 30, 2025.
•
Operating profit grew 11% YoY to $292 million, a record level for the second quarter. Core operating profit increased 10% YoY.
•
OP margin was 14.0%, an increase of 90 basis points YoY.
•
Restaurant margin was 16.9%, expanding 70 basis points YoY, primarily due to favorable commodity prices and streamlined operations, partially offset by the impact of higher rider cost due to the increased delivery mix, increased value-for-money offerings and wage inflation.

Pizza Hut

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	3,864	3,504	+10	NM	3,864	3,504	+10	NM
System Sales Growth (%)	3	1	NM	NM	3	3	NM	NM
Same-Store Sales Growth (%)	2	(8)	NM	NM	1	(7)	NM	NM
Total Revenues ($mn)	554	540	+3	+3	1,149	1,135	+1	+2
Operating Profit ($mn)	46	40	+16	+15	106	87	+22	+23
Core Operating Profit ($mn)	46	40	NM	+15	107	87	NM	+23
OP Margin (%)	8.3	7.4	+0.9	+0.9	9.2	7.7	+1.5	+1.5
Restaurant Margin (%)	13.3	13.2	+0.1	+0.1	13.9	12.8	+1.1	+1.1
•
System sales for Pizza Hut grew 3% YoY. Same-store sales increased 2% YoY. Same-store transactions grew 17% YoY, the tenth consecutive quarter of growth. Ticket average was 13% lower YoY, consistent with our strategy and driven mainly by better value-for-money.
•
Pizza Hut opened 95 net new stores during the quarter, with 21 net new stores opened by franchisees, accounting for 22%. Total store count reached 3,864 as of June 30, 2025.
•
Delivery sales grew 15% YoY, contributing approximately 43% of Pizza Hut’s Company sales.
•
Operating profit grew 16% to $46 million, a record level for the second quarter. Core operating profit increased 15% YoY.
•
OP margin was 8.3%, an increase of 90 basis points YoY and a record level for the second quarter.
•
Restaurant margin was 13.3%, expanding 10 basis points YoY, primarily due to favorable commodity prices, streamlined operations and automation, partially offset by the impact of increased value-for-money offerings, increased cost associated with higher delivery sales mix and wage inflation.

Outlook

•
The Company targets:
o
Approximately 1,600 to 1,800 net new stores in 2025.
o
The franchise mix of net new stores to reach 40-50% for KFC and 20-30% for Pizza Hut in 2025, ahead of schedule and to moderately increase the mix within the guided range over the next few years.
o
Capital expenditures in the range of approximately $600 million to $700 million for the 2025 fiscal year, revised down from the initial target of $700 million to $800 million, mainly due to lower capital expenditures per store.
•
The Company plans to return $3 billion to shareholders in 2025 through 2026, adding to the $1.5 billion it delivered to shareholders in 2024.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Tuesday, August 5, 2025 (7:00 p.m. Beijing/Hong Kong Time on Tuesday, August 5, 2025).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/kij3u6kb.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BIb7706c47c6cf42db8f213a8ac7f0329c

A replay of the webcast will be available two hours after the event and will remain accessible until August 4, 2026. Additionally, earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to our projected capital return for 2025 and those set forth under the section titled “Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, franchise mix of net new stores, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, changes in political, economic and regulatory conditions in China, as well as changes in political, business, economic and trade relations between the U.S. and China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,400 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com
Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2025	6/30/2024	B/(W)		6/30/2025	6/30/2024	B/(W)
Revenues
Company sales	$2,613	$2,528	3		$5,414	$5,322	2
Franchise fees and income	24	22	11		51	47	9
Revenues from transactions with franchisees	115	96	20		236	203	16
Other revenues	35	33	6		67	65	3
Total revenues	2,787	2,679	4		5,768	5,637	2
Costs and Expenses, Net
Company restaurants
Food and paper	810	797	(2)		1,684	1,693	—
Payroll and employee benefits	712	666	(7)		1,431	1,374	(4)
Occupancy and other operating expenses	669	674	1		1,357	1,371	1
Company restaurant expenses	2,191	2,137	(3)		4,472	4,438	(1)
General and administrative expenses	131	133	2		269	273	2
Franchise expenses	10	9	(8)		21	19	(10)
Expenses for transactions with franchisees	110	92	(20)		227	196	(16)
Other operating costs and expenses	30	29	(3)		59	58	(1)
Closures and impairment expenses, net	12	13	11		18	14	(25)
Other income, net	(1)	—	NM		(1)	(1)	19
Total costs and expenses, net	2,483	2,413	(3)		5,065	4,997	(1)
Operating Profit	304	266	14		703	640	10
Interest income, net	25	31	(21)		51	69	(26)
Investment (loss) gain	(18)	8	NM		(15)	16	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	311	305	2		739	725	2
Income tax provision	(80)	(77)	(4)		(199)	(190)	(5)
Equity in net earnings (losses) from equity method investments	2	—	NM		6	—	NM
Net income – including noncontrolling interests	233	228	2		546	535	2
Net income – noncontrolling interests	18	16	(9)		39	36	(6)
Net Income – Yum China Holdings, Inc.	$215	$212	1		$507	$499	1
Effective tax rate	25.8%	25.2%	(0.6)	ppts.	26.9%	26.2%	(0.7)	ppts.

Basic Earnings Per Common Share	$0.58	$0.55			$1.36	$1.27
Weighted-average shares outstanding (in millions)	373	389			374	395

Diluted Earnings Per Common Share	$0.58	$0.55			$1.35	$1.26
Weighted-average shares outstanding (in millions)	374	391			376	397

OP margin	10.9%	9.9%	1.0	ppts.	12.2%	11.4%	0.8	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.0	31.5	0.5	ppts.	31.1	31.8	0.7	ppts.
Payroll and employee benefits	27.2	26.3	(0.9)	ppts.	26.4	25.8	(0.6)	ppts.
Occupancy and other operating expenses	25.7	26.7	1.0	ppts.	25.1	25.8	0.7	ppts.
Restaurant margin	16.1%	15.5%	0.6	ppts.	17.4%	16.6%	0.8	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2025	6/30/2024	B/(W)		6/30/2025	6/30/2024	B/(W)
Revenues
Company sales	$2,059	$1,983	4		$4,267	$4,176	2
Franchise fees and income	19	16	16		40	34	14
Revenues from transactions with franchisees	17	12	32		33	26	26
Other revenues	1	3	(68)		2	8	(74)
Total revenues	2,096	2,014	4		4,342	4,244	2
Costs and Expenses, Net
Company restaurants
Food and paper	631	626	(1)		1,316	1,320	—
Payroll and employee benefits	556	513	(8)		1,110	1,055	(5)
Occupancy and other operating expenses	523	524	—		1,055	1,059	—
Company restaurant expenses	1,710	1,663	(3)		3,481	3,434	(1)
General and administrative expenses	61	60	(2)		120	121	1
Franchise expenses	9	8	(9)		19	17	(9)
Expenses for transactions with franchisees	15	11	(37)		29	23	(29)
Other operating costs and expenses	1	2	68		2	6	72
Closures and impairment expenses, net	8	6	(15)		13	7	(65)
Total costs and expenses, net	1,804	1,750	(3)		3,664	3,608	(2)
Operating Profit	$292	$264	11		$678	$636	6
OP margin	14.0%	13.1%	0.9	ppts.	15.6%	15.0%	0.6	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.7	31.6	0.9	ppts.	30.9	31.6	0.7	ppts.
Payroll and employee benefits	27.0	25.9	(1.1)	ppts.	26.0	25.3	(0.7)	ppts.
Occupancy and other operating expenses	25.4	26.3	0.9	ppts.	24.7	25.3	0.6	ppts.
Restaurant margin	16.9%	16.2%	0.7	ppts.	18.4%	17.8%	0.6	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2025	6/30/2024	B/(W)		6/30/2025	6/30/2024	B/(W)
Revenues
Company sales	$545	$530	3		$1,129	$1,117	1
Franchise fees and income	2	2	20		4	4	21
Revenues from transactions with franchisees	1	1	44		3	2	56
Other revenues	6	7	—		13	12	9
Total revenues	554	540	3		1,149	1,135	1
Costs and Expenses, Net
Company restaurants
Food and paper	177	167	(6)		363	365	1
Payroll and employee benefits	154	150	(3)		317	312	(2)
Occupancy and other operating expenses	141	143	1		292	297	1
Company restaurant expenses	472	460	(3)		972	974	—
General and administrative expenses	26	27	5		52	54	4
Franchise expenses	1	1	(14)		2	2	(15)
Expenses for transactions with franchisees	1	1	(32)		3	2	(41)
Other operating costs and expenses	5	6	7		11	11	(3)
Closures and impairment expenses, net	3	5	37		3	5	38
Total costs and expenses, net	508	500	(2)		1,043	1,048	—
Operating Profit	$46	$40	16		$106	$87	22
OP margin	8.3%	7.4%	0.9	ppts.	9.2%	7.7%	1.5	ppts.

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	32.5	31.6	(0.9)	ppts.	32.1	32.7	0.6	ppts.
Payroll and employee benefits	28.3	28.3	—	ppts.	28.1	27.9	(0.2)	ppts.
Occupancy and other operating expenses	25.9	26.9	1.0	ppts.	25.9	26.6	0.7	ppts.
Restaurant margin	13.3%	13.2%	0.1	ppts.	13.9%	12.8%	1.1	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	6/30/2025	12/31/2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$592	$723
Short-term investments	1,563	1,121
Accounts receivable, net	94	79
Inventories, net	360	405
Prepaid expenses and other current assets	383	366
Total Current Assets	2,992	2,694
Property, plant and equipment, net	2,415	2,407
Operating lease right-of-use assets	2,103	2,146
Goodwill	1,915	1,880
Intangible assets, net	145	144
Long-term bank deposits and notes	626	1,088
Equity investments	382	368
Deferred income tax assets	142	138
Other assets	263	256
Total Assets	10,983	11,121

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,056	2,080
Short-term borrowings	—	127
Income taxes payable	101	76
Total Current Liabilities	2,157	2,283
Non-current operating lease liabilities	1,760	1,816
Non-current finance lease liabilities	48	49
Deferred income tax liabilities	395	389
Other liabilities	154	157
Total Liabilities	4,514	4,694

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 371 million shares and 379 million shares issued at June 30, 2025 and December 31, 2024, respectively; 371 million shares and 378 million shares outstanding at June 30, 2025 and December 31, 2024, respectively.	4	4
Treasury stock	(12)	(52)
Additional paid-in capital	3,952	4,028
Retained earnings	2,110	2,089
Accumulated other comprehensive loss	(265)	(341)
Total Yum China Holdings, Inc. Stockholders' Equity	5,789	5,728
Noncontrolling interests	667	686
Total Equity	6,456	6,414
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$10,983	$11,121

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2025	6/30/2024
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$546	$535
Depreciation and amortization	219	235
Non-cash operating lease cost	199	203
Closures and impairment expenses	18	14
Investment loss (gain)	15	(16)
Equity in net (earnings) losses from equity method investments	(6)	—
Distributions of income received from equity method investments	9	7
Deferred income taxes	(3)	(2)
Share-based compensation expense	22	23
Changes in accounts receivable	(13)	(5)
Changes in inventories	52	52
Changes in prepaid expenses, other current assets and value-added tax assets	(8)	(28)
Changes in accounts payable and other current liabilities	(53)	27
Changes in income taxes payable	24	25
Changes in non-current operating lease liabilities	(200)	(206)
Other, net	43	(21)
Net Cash Provided by Operating Activities	864	843
Cash Flows – Investing Activities
Capital spending	(259)	(358)
Purchases of short-term investments, long-term bank deposits and notes	(3,924)	(1,479)
Maturities of short-term investments, long-term bank deposits and notes	3,905	1,702
Acquisition of equity investment	(14)	—
Other, net	2	3
Net Cash Used in Investing Activities	(290)	(132)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	—	307
Repayment of short-term borrowings	(129)	(52)
Repurchase of shares of common stock	(368)	(869)
Cash dividends paid on common stock	(180)	(126)
Dividends paid to noncontrolling interests	(25)	(28)
Other, net	(7)	(17)
Net Cash Used in Financing Activities	(709)	(785)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	4	(11)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(131)	(85)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	723	1,128
Cash, Cash Equivalents, and Restricted Cash - End of Period	$592	$1,043

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2024	New Builds	Closures	Refranchised	6/30/2025
Company-owned	10,187	526	(175)	(2)	10,536
Franchisees	1,461	255	(16)	2	1,702
Total	11,648	781	(191)	—	12,238

Pizza Hut

	12/31/2024	New Builds	Closures	Refranchised	6/30/2025
Company-owned	3,525	230	(125)	(1)	3,629
Franchisees	199	41	(6)	1	235
Total	3,724	271	(131)	—	3,864

Others

	12/31/2024	New Builds	Closures	6/30/2025
Company-owned	175	9	(30)	154
Franchisees	848	26	(152)	722
Total	1,023	35	(182)	876

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$304	$266	$703	$640
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	$304	$266	$703	$640
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$215	$212	$507	$499
Special Items, Net Income –Yum China Holdings, Inc.	—	—	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$215	$212	$507	$499
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.58	$0.55	$1.36	$1.27
Special Items, Basic Earnings Per Common Share	—	—	—	—
Adjusted Basic Earnings Per Common Share	$0.58	$0.55	$1.36	$1.27
Diluted Earnings Per Common Share	$0.58	$0.55	$1.35	$1.26
Special Items, Diluted Earnings Per Common Share	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.58	$0.55	$1.35	$1.26
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	25.8%	25.2%	26.9%	26.2%
Impact on effective tax rate as a result of Special Items	—	—	—	—
Adjusted effective tax rate	25.8%	25.2%	26.9%	26.2%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024

Net Income – Yum China Holdings, Inc.	$215	$212	$507	$499
Net income – noncontrolling interests	18	16	39	36
Equity in net (earnings) losses from equity method investments	(2)	—	(6)	—
Income tax provision	80	77	199	190
Interest income, net	(25)	(31)	(51)	(69)
Investment loss (gain)	18	(8)	15	(16)
Operating Profit	304	266	703	640
Special Items, Operating Profit	—	—	—	—
Adjusted Operating Profit	304	266	703	640
Depreciation and amortization	110	118	219	235
Store impairment charges	13	15	19	19
Adjusted EBITDA	$427	$399	$941	$894

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	6/30/2025	6/30/2024	B/(W)		6/30/2025	6/30/2024	B/(W)

Operating Profit	$304	$266	14		$703	$640	10
Special Items, Operating Profit	—	—			—	—
Adjusted Operating Profit	$304	$266	14		$703	$640	10
Items Affecting Comparability	—	—			—	—
F/X impact	(1)	—			5	—
Core Operating Profit	$303	$266	14		$708	$640	11
Total revenues	2,787	2,679	4		5,768	5,637	2
F/X impact	(7)	—			31	—
Total revenues, excluding the impact of F/X	$2,780	$2,679	4		$5,799	$5,637	3
Core OP margin	10.9%	9.9%	1.0	ppts.	12.2%	11.4%	0.8	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,059	$545	$9	$—	$—	$2,613
Franchise fees and income	19	2	3	—	—	24
Revenues from transactions with franchisees(2)	17	1	17	80	—	115
Other revenues	1	6	172	17	(161)	35
Total revenues	$2,096	$554	$201	$97	$(161)	$2,787
Company restaurant expenses	1,710	472	9	—	—	2,191
General and administrative expenses	61	26	8	36	—	131
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	15	1	16	78	—	110
Other operating costs and expenses	1	5	168	17	(161)	30
Closures and impairment expenses, net	8	3	1	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,804	508	202	130	(161)	2,483
Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Less:
Franchise fees and income	19	2	3	—	—	24
Revenues from transactions with franchisees(2)	17	1	17	80	—	115
Other revenues	1	6	172	17	(161)	35
Add:
General and administrative expenses	61	26	8	36	—	131
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	15	1	16	78	—	110
Other operating costs and expenses	1	5	168	17	(161)	30
Closures and impairment expenses, net	8	3	1	—	—	12
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit	$349	$73	$—	$—	$—	$422
Company sales	2,059	545	9	—	—	2,613
Restaurant margin	16.9%	13.3%	(11.5)%	N/A	N/A	16.1%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$292	$46	$(1)	$(33)	$—	$304
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	(1)	—	—	—	—	(1)
Core Operating Profit (Loss)	$291	$46	$(1)	$(33)	$—	$303

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,983	$530	$15	$—	$—	$2,528
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	12	1	16	67	—	96
Other revenues	3	7	144	16	(137)	33
Total revenues	$2,014	$540	$179	$83	$(137)	$2,679
Company restaurant expenses	1,663	460	14	—	—	2,137
General and administrative expenses	60	27	10	36	—	133
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	14	66	—	92
Other operating costs and expenses	2	6	142	16	(137)	29
Closures and impairment expenses, net	6	5	2	—	—	13
Total costs and expenses, net	1,750	500	182	118	(137)	2,413
Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
Less:
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	12	1	16	67	—	96
Other revenues	3	7	144	16	(137)	33
Add:
General and administrative expenses	60	27	10	36	—	133
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	14	66	—	92
Other operating costs and expenses	2	6	142	16	(137)	29
Closures and impairment expenses, net	6	5	2	—	—	13
Restaurant profit	$320	$70	$1	$—	$—	$391
Company sales	1,983	530	15	—	—	2,528
Restaurant margin	16.2%	13.2%	5.9%	N/A	N/A	15.5%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,267	$1,129	$18	$—	$—	$5,414
Franchise fees and income	40	4	7	—	—	51
Revenues from transactions with franchisees(2)	33	3	36	164	—	236
Other revenues	2	13	342	34	(324)	67
Total revenues	$4,342	$1,149	$403	$198	$(324)	$5,768
Company restaurant expenses	3,481	972	20	—	(1)	4,472
General and administrative expenses	120	52	16	81	—	269
Franchise expenses	19	2	—	—	—	21
Expenses for transactions with franchisees(2)	29	3	33	162	—	227
Other operating costs and expenses	2	11	335	34	(323)	59
Closures and impairment expenses, net	13	3	2	—	—	18
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	3,664	1,043	406	276	(324)	5,065
Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Less:
Franchise fees and income	40	4	7	—	—	51
Revenues from transactions with franchisees(2)	33	3	36	164	—	236
Other revenues	2	13	342	34	(324)	67
Add:
General and administrative expenses	120	52	16	81	—	269
Franchise expenses	19	2	—	—	—	21
Expenses for transactions with franchisees(2)	29	3	33	162	—	227
Other operating costs and expenses	2	11	335	34	(323)	59
Closures and impairment expenses, net	13	3	2	—	—	18
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$786	$157	$(2)	$—	$1	$942
Company sales	4,267	1,129	18	—	—	5,414
Restaurant margin	18.4%	13.9%	(16.0)%	N/A	N/A	17.4%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 6/30/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$678	$106	$(3)	$(78)	$—	$703
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	4	1	—	—	—	5
Core Operating Profit (Loss)	$682	$107	$(3)	$(78)	$—	$708

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,176	$1,117	$29	$—	$—	$5,322
Franchise fees and income	34	4	9	—	—	47
Revenues from transactions with franchisees(2)	26	2	36	139	—	203
Other revenues	8	12	308	31	(294)	65
Total revenues	$4,244	$1,135	$382	$170	$(294)	$5,637
Company restaurant expenses	3,434	974	31	—	(1)	4,438
General and administrative expenses	121	54	20	78	—	273
Franchise expenses	17	2	—	—	—	19
Expenses for transactions with franchisees(2)	23	2	33	138	—	196
Other operating costs and expenses	6	11	304	30	(293)	58
Closures and impairment expenses, net	7	5	2	—	—	14
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	3,608	1,048	390	245	(294)	4,997
Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
Less:
Franchise fees and income	34	4	9	—	—	47
Revenues from transactions with franchisees(2)	26	2	36	139	—	203
Other revenues	8	12	308	31	(294)	65
Add:
General and administrative expenses	121	54	20	78	—	273
Franchise expenses	17	2	—	—	—	19
Expenses for transactions with franchisees(2)	23	2	33	138	—	196
Other operating costs and expenses	6	11	304	30	(293)	58
Closures and impairment expenses, net	7	5	2	—	—	14
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$742	$143	$(2)	$—	$1	$884
Company sales	4,176	1,117	29	—	—	5,322
Restaurant margin	17.8%	12.8%	(11.1)%	N/A	N/A	16.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.